Exhibit 99.1

PBF Logistics LP Prices Public Offering of 4,000,000 Common Units

Representing Limited Partner Interests

PARSIPPANY, NJ – August 12, 2016 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today that its previously announced registered underwritten public offering of 4,000,000 common units representing limited partner interests has been priced for total gross proceeds of approximately $80,600,000. The underwriter has offered the common units at prevailing market prices or otherwise from time to time through the New York Stock Exchange, in the over-the-counter-market or through negotiated transactions. The underwriter has a 30-day option to purchase up to 600,000 additional common units. The offering is expected to close on August 17, 2016, subject to customary closing conditions.

The Partnership expects to use the net proceeds from this offering to fund a portion of the purchase price for its proposed acquisition from an affiliate of PBF Energy Inc. of a 50 percent interest in the Torrance Valley Pipeline Company LLC, and, pending such use, to reduce indebtedness outstanding under its revolving credit facility and for general partnership purposes. If the Partnership does not enter into and consummate such transaction, the Partnership intends to use the net proceeds from this offering for general partnership purposes, including to reduce indebtedness outstanding under its revolving credit facility. The offering is not conditioned on the entry into or the closing of the acquisition.

Deutsche Bank Securities is the underwriter of the Offering. The offering of these securities is being made by means of a prospectus supplement and the accompanying prospectus only, copies of which may be obtained, when available, from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by e-mail to prospectus.cpdg@db.com, or by telephone at (800) 503-4611.

These documents may also be obtained free of charge when they are available from the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the offering not closing, the securities markets generally, the impact of adverse market conditions impacting the

Partnership’s logistics and other assets, the possibility that the Partnership may not enter into or consummate the proposed acquisition, the Partnership’s plans for financing the proposed acquisition, and other risks inherent in the Partnership’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Partnership’s filings with the SEC including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy (NYSE:PBF) to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

For PBF Logistics LP

Investors:

Colin Murray, 973-455-7578

ir@pbfenergy.com

or

Media:

Michael C. Karlovich, 973-455-8994

mediarelations@pbfenergy.com